Exhibit 99.2

AMENDMENT TO AND AFFIRMATION OF SECURED GUARANTY DOCUMENTS

     This AMENDMENT TO AND AFFIRMATION OF SECURED GUARANTY DOCUMENTS is made as of April 18, 2012, by the undersigned (“Guarantor”) and Comerica Bank (“Bank”).

RECITALS

     Bank and LYRIS, INC., LYRIS TECHNOLOGIES INC. and COMMODORE RESOURCES (NEVADA), INC. (each a “Borrower” and collectively, “Borrowers”) are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 6, 2008, as amended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of July 30, 2008, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2008, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of June 19, 2009, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 2009, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of May 6, 2010, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of September 15, 2010, that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of August 31, 2011 and that certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated as of November 28, 2011 (the “Loan Agreement”). Guarantor executed for the benefit of Bank a Limited Guaranty dated as of August 31, 2011 (the “Guaranty”), guarantying certain amounts owing by Borrowers to Bank and a Pledge and Security Agreement (the “Pledge Agreement” and together with the Guaranty, the “Secured Guaranty Documents”) pledging certain assets to Bank to secure Guarantor’s obligations under the Guaranty. Borrowers and Bank propose to enter into a Ninth Amendment to Amended and Restated Loan and Security Agreement of even date herewith (the “Amendment”), which amends the Loan Agreement by, among other things, restructuring certain financial covenants of Borrowers, extending additional credit and extending the maturity. Bank has agreed to enter into the Amendment provided, among other things, that Guarantor consents to the entry by Borrowers into the Amendment and related documents and agrees that the Guaranty will remain effective.

AGREEMENT

     NOW, THEREFORE, Bank and Guarantor agrees as follows:

     1. Section 1 of the Guaranty is hereby amended and restated in its entirety as follows:

          “If Borrowers do not pay any amount owing to Bank with respect to the Credit Extensions in strict accordance with the Agreement, Guarantor shall, subject to the limitations contained herein, immediately upon demand by Bank pay all amounts due thereunder (including, without limitation, all principal, interest, and fees in respect thereof). All terms used without definition in this Limited Guaranty shall have the meaning assigned to them in the Agreement. However, notwithstanding any provision of this Guaranty to the contrary, Guarantor’s aggregate liability hereunder shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) with respect to Non-Formula Advances made under the Agreement. Notwithstanding any other provision of this Guaranty, in the event that Guarantor does not perform his obligations hereunder, Bank’s remedies shall be limited to its recourse to the Pledged Collateral (as defined in that certain Pledge and Security Agreement by and between Guarantor and Bank dated as of the date hereof).”

     2. Guarantor consents to the execution, delivery and performance by Borrowers of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Agreement.

     3. The Secured Guaranty Documents are and shall remain in full force and effect with respect to all of Borrowers’ Obligations (as defined in the Loan Agreement) as modified by the Amendment and otherwise. Guarantor confirms that Guarantor has no defenses against its obligations under the Secured Guaranty Documents

     4. Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct in all material respects as of the date of this Affirmation. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Secured Guaranty Documents.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment to and Affirmation of Secured Guaranty Documents as of the first date above written.

BANK	GUARANTOR:

/s/Phillip Koblis	/s/William T. Comfort, III
Name: Phillip Koblis	William T. Comfort, III
Title: Senior Vice President